Dated the 25th day of January 2019

THE SHAW FOUNDATION HONG KONG LIMITED

AND

HONG KONG TAKUNG ART COMPANY LIMITED

****

TENANCY AGREEMENT

Commencing	:	1st January 2019
Expiring	:	31st December 2020
Deposit	:	HK$404,196.00
Rent	:	HK89,229.00

****

Messrs. S. H. Chan & Co.
Solicitors & Notaries
Units C-E, 18th Floor
China Overseas Building
139 Hennessy Road
Wanchai
Hong Kong

Ref. No.: JT/63142

DUPLICATE or COUNTERPART
Original Stamped with
$ 5354

STAMP DUTY 14.2.19 HONG KONG

HONG KONG 00050

THIS AGREEMENT is made the 25th day of January 2019

BETWEEN the Landlord whose name address or registered office and description are set out in Part I of the First Schedule hereto (hereinafter called "**the Landlord**") of the one part and the Tenant whose name address or registered office and description are set out in Part II of the First Schedule hereto (hereinafter called "**the Tenant**") of the other part

WHEREBY IT IS HEREBY MUTUALLY AGREED as follows :-

1. The Landlord shall let and the Tenant shall take ALL THAT the premises set out in the Second Schedule hereto (hereinafter called "**the said premises**") for the term set out in Part III of the First Schedule hereto (hereinafter called "**the said term**") at the rent set out in Part IV of the First Schedule hereto (hereinafter called "**the said rent**"), and the air-conditioning and management charges in Part V of the First Schedule hereto (hereinafter called "**the said air-conditioning and management charges**"), the first of such payments to be paid on the signing of this Agreement.

2. The Tenant to the intent that the obligations herein contained may continue throughout the term of tenancy hereby created HEREBY AGREES with the Landlord as follows :-

(a) To pay the said rent hereby reserved on the day and in the manner aforesaid without deduction.

(b) To pay the government rent (if any) and rates of the said premises as set out in Part IV of the First Schedule hereto whenever being notified by the Landlord that the same are due and payable and in the event of the Tenant failing so to do the Landlord may recover the same from the Tenant as arrears of rent. The Landlord shall be entitled to treat non-payment of any amount debited to the Tenant in accordance with the foregoing provisions of this clause or any part thereof in all respects as non-payment of rent under this Agreement.

(c) To pay all charges incurred for water gas and electricity used and consumed in the said premises and all other outgoings now or at any time hereafter during the said term chargeable in respect of the said premises except property taxes and to make all necessary deposits for the supply of gas water and electricity to the said premises when required.

(d) (i) To pay the said air-conditioning and management charges in the manner as stipulated in Part V of the First Schedule hereto, subject to the Landlord and/or its authorized agent having the right to review and revise the said air-conditioning and management charges to a reasonable level during the currency of this Agreement. Any of the said air-conditioning and management charges so revised should be made in a written notice by the Landlord to the Tenant at least one month before such revised charges are to take effect. Should the said air-conditioning and management charges be increased in accordance with this Clause, the Tenant shall upon such increase becoming applicable pay to the Landlord by way of an increase in the said deposit (as hereinafter defined) a sum equal to the said increment

to make up a total sum of the said deposit (as hereinafter defined) equal to three months of rent and three months of the said air-conditioning and management charges and quarterly rates.

(ii) To pay, other than those stipulated in Part V of the First Schedule hereto, such reasonable additional management charges being the sums expended for the normal maintenance of the building of which the said premises form part (hereinafter called "**the said building**") and its equipment and the said air-conditioning and management charges shall be apportioned to the said premises as may be determined and advised in advance by the manager for the time being of the said building.

(e) To maintain and keep the whole of the interior of the said premises including the decorations thereof and all the lightings, fixtures and fittings and furniture therein as listed in Appendix I annexed hereto and the doors thereof in tenantable repair and condition (fair wear and tear, inherent and structural defects all excepted) without any alterations thereto except such as shall be agreed to in writing by the Landlord and yield the same up to the Landlord in such repair and condition on the termination of this Agreement.

(f) The Tenant admits having received from the Landlord in tenantable condition all the interior of the said premises including all doors windows and the Landlord's fixtures, fittings, furniture and lightings therein as set out in Appendix I annexed hereto and agrees to keep the same in tenantable repair and condition at the expense of the Tenant and shall deliver up to the Landlord at the expiration of the term hereby created in the like condition (fair wear and tear inherent and structural defects all excepted). The Tenant also agrees to keep in tenantable condition and properly cleaned and free from obstructions all the drains and pipes fire hydrant and hose appertaining to the said premises (if any). The Tenant further agrees to replace at the Tenant's expenses all broken or damaged windows doors and fixtures of the said premises due to the default or negligence of the Tenant or his servants agents licensees or customers.

(g) To permit the Landlord and all persons authorised by him with or without workmen at all reasonable times upon three (3) working days' prior notice to enter upon and view the conditions of the said premises and forthwith to execute all repairs and works required to be done by written notice given by the Landlord to the Tenant Provided Always that in the event of an emergency the Landlord its servant or agents may enter without notice and forcibly if need be and provided that this right shall only be exercised bona fide.

(h) To make good all defects and wants of repair to the said premises for which the Tenant is liable within 7 days from the receipt of written notice from the Landlord to repair amend and make good the same, and if the Tenant shall fail to execute such works or repairs as aforementioned, to permit the Landlord to enter upon the Premises and execute the same and the reasonable cost thereof shall be a debt due from the Tenant to the Landlord and be forthwith recoverable by action.

(i) Not to make any alterations or additions to the said premises without first having

obtained a consent of the Landlord thereto and in the event of any alterations including any removal of partition walls or additions being made by the Tenant with the consent of the Landlord the Tenant shall at the expiration of the said term hereby created restore and reinstate the said premises to their former state or condition at the Tenant's expenses.

(j) To take all reasonable precautions to protect the interior of the said premises against damage by storm or typhoon or the like threats.

(k) Not to encumber with boxes or otherwise or place or leave rubbish or any article or thing or obstruct or cause any obstructions in or upon any part of the said building which the Tenant may have a right to use in common with other tenants or occupiers thereof.

(l) Not to do or suffer to be done anything in or upon the said premises whereby the policy or policies of fire insurance in respect of the said premises or the said building or any part thereof may be invalidated or the premium payable thereunder may be increased.

(m) Not to keep or store or cause permit or suffer to be kept or stored any arms ammunition gunpowder saltpetre petrol kerosene or other explosive or combustible substance or hazardous goods or unlawful goods in any part of the said premises contrary to the provisions of the Dangerous Goods Ordinance or do or cause to be done any act or thing whatsoever in contravention to the covenants and conditions under which the said premises are held from the Government or in contravention of the covenants and conditions contained in the Deed of Mutual Covenant relating to the said premises and shall not at any time during the said term allow the said premises or any part thereof to be used in any way entailing a fine forfeiture or penalty against the Landlord under any law in force in Hong Kong.

(n) To use the said premises for the specific purpose set out in Part VI of the First Schedule hereto only.

(o) Not to use the said premises or any part thereof or permit or suffer the same to be used for any illegal or immoral purpose nor to carry on or permit or suffer to be carried on therein or on any part thereof any offensive noisome noxious noisy or dangerous trade business manufacture or occupation whatsoever.

(p) Not to permit any person to remain in the said premises except to carry on legitimate business work after normal office hours and the said premises shall not be used as sleeping quarters or as domestic premises within the meaning of any Landlord and Tenant (Consolidation) Ordinance or any amendments thereto or substitution therefor for the time being in force.

(q) Not to do or produce or suffer or permit to be done or produced any music noise (including sound produced by broadcasting from television or radio or any apparatus or instrument capable of producing or reproducing music and sound) or other acts or things in or on the said premises which is/are or may be a nuisance

or annoyance to the Landlord or to the tenants or occupiers of the said building or of adjacent or neighbouring premises.

(r) Not to do or permit or suffer anything in the said premises which may be or become a nuisance or annoyance to the Landlord or the tenants or occupiers of the other units of the said building.

(s) Within seven days of the service thereof to give full particulars to the Landlord of any notice order or proposal therefor given made or issued under or by virtue of any statute whether public or local or any regulation order or direction thereunder or under the byelaws of any competent authority.

(t) To keep and maintain during the said term all sanitary taps wash-basins closets sinks cisterns and waste and other internal pipes and all drains in or connected with the said premises clean and open and in tenantable order and repair and to keep in tenantable order and repair all other pipes and all wires conduits fittings and apparatus within or exclusively serving the said premises and used for or in connection with the services of water gas or electricity in the said premises.

(u) To pay to the Landlord on demand the cost incurred by the Landlord in cleaning and clearing any of the drains (if any) choked or stopped owing to careless use by the Tenant or his servants.

(v) To keep in tenantable repair and condition all the electrical wirings installations and fittings within the said premises including the wirings from or to the Tenant's meter or meters.

(w) To be wholly responsible for and to indemnify the Landlord against all proceedings actions claims or demands whatsoever by any person for any loss or damage suffered as a result of the want of repair of the said premises or the spread of fire or the leakage of water or electricity or the escape of any substance or anything from the said premises due to the default or negligence of the Tenant or his servants agents licensees or customers.

(x) Not to erect affix exhibit or display any notices signs or advertisements at the exterior of the said premises or any part thereof other than after the dimensions and positions of the same having first been approved by the Landlord in writing, and not to install any air-conditioning plants or units at the said premises or any part thereof without first obtaining the prior written consent of the Landlord and in connection with all such signs and air-conditioning plants or units the Tenant shall at his own costs and expenses maintain and keep the same in good and safe conditions and shall be wholly responsible for any damage loss or injury which may be caused to or suffered by any person whomsoever directly or indirectly through the defective or damaged conditions or the affixing or installation or the presence of the same and shall indemnify the Landlord against all claims actions and demands whatsoever which may be made by any person in respect thereof upon the Landlord and in the event of any Government authority requiring the dismantling or removing of the same the Tenant shall do so at his own costs and

expenses and re-instate any damage to the said premises.

(y) Not to keep in the said premises or any part thereof any dog or other animal or bird or domestic pet without the prior consent of the Landlord.

(z) Not to erect or permit to project outside the said premises any wireless or television aerial or other obstruction nor do or permit to be done anything to the external walls of the said premises which will alter the appearance thereof.

(aa) To observe and perform the covenants and conditions contained in the Deed of Mutual Covenant and Management Agreement (if any) of the said building and the Government Lease or other conditions upon which the said premises are held from the Government so far as such documents are applicable to the said premises and to indemnify the Landlord against any breach of the aforesaid.

(bb) Upon execution of these presents to pay to the Landlord a sum set out in Part VIII of the First Schedule hereto as a security deposit (hereinafter called "**the said deposit**") on or before the signing of this Agreement. The said deposit shall bear no interest and if there shall be no breach of any of the terms and conditions on the part of the Tenant herein contained, the said deposit (less any deduction of which the Landlord is entitled to deduct) shall be returned to the Tenant within 30 days from the date of delivery of vacant possession of the said premises by the Tenant to the Landlord on the expiration of the term of this Agreement or sooner determination of the same or the settlement of the last claim of the Landlord against the Tenant, whichever is the later. But the Landlord shall be entitled to deduct therefrom the amount of any loss damage costs or expenses sustained by the Landlord as a result of any non-observance or non-performance by the Tenant of any of the terms or conditions of this Agreement without prejudice to the Landlord's right of action against the Tenant for damage in excess thereof.

(cc) Not to erect affix exhibit or display any notices signs or advertisements at the directory board in the lift lobby of the said building or at the exterior of the said premises or any part thereof other than set out in Part VII of the First Schedule hereto after the dimensions and positions of the same having first been approved by the Landlord in writing.

(dd) Not to assign underlet or otherwise part with the possession of the said premises or any part thereof either by way of subletting sharing or other means whereby any person or persons not a party to this Agreement obtains the use or possession of the said premises or any part thereof irrespective of whether any Rental or other consideration is given for such use or possession and in the event of any such transfer sub-letting assignment or parting with the possession of the said premises or any part thereof (whether for monetary consideration or not) a breach of this Agreement shall be deemed to have been committed by the Tenant. This tenancy shall be personal to the Tenant named in this Agreement and without in any way limiting the generality of the foregoing, the following acts and events shall, unless approved in writing by the Landlord (which approval the Landlord may give or withhold at its sole discretion without assigning any reason therefore)

be deemed to be breaches of this Clause :-

(i) In the case of a Tenant which is a partnership, the taking in of one or more new partners whether on the death or retirement of an existing partner or otherwise.

(ii) In the case of a Tenant who is an individual (including a sole surviving partner of a partnership tenant) the death insanity or other disability of that individual to the intent that no right to use possess occupy or enjoy the said premises or any part thereof shall vest in the executors administrators personal representatives next of kin trustee or committee or any such individual.

(iii) In the case of a corporation, any take-over reconstruction amalgamation merger or voluntary liquidation or change in the person or persons who owns a majority of its voting shares or who otherwise has or have effective control thereof.

(iv) The giving by the Tenant of a Power of Attorney or similar authority whereby the donee of the Power obtains the right to use possess occupy or enjoy the said premises or any part thereof or does in fact use possess occupy or enjoy the same.

(v) The change of the Tenant's business name and/or shop name with the prior written approval of the Landlord.

(ee) Quietly to yield up the said premises at the expiration or sooner determination of the said term in tenantable repair and condition (fair wear and tear, inherent and structural defects all excepted) (but remain or leave the fire sprinkler head system, proper false ceiling, air-conditioners and fire rated glass door in the said premises) to the Landlord on an ["as is"] basis and condition.

3. The Landlord HEREBY COVENANTS with the Tenant that :-

(a) So long as the Tenant shall pay the said rent and observe and perform the covenants and conditions on the part of the Tenant herein contained to permit the Tenant to exclusively hold, use, enjoy and occupy the said premises without any interruption by the Landlord or any person or persons lawfully claiming under or in trust for the Landlord.

(b) To pay the Property Taxes in respect of the said premises during the said term.

4. PROVIDED ALWAYS and IT IS HEREBY EXPRESSLY AGREED as follows :-

(a) If any rent hereby reserved or any part thereof shall remain unpaid for 14 days after becoming payable (whether legally or formally demanded or not) or if any terms or conditions on the Tenant's part herein contained shall not be performed or observed or if any of the Tenant shall become bankrupt or being a corporation

shall go into liquidation or if the Tenant shall otherwise become insolvent or shall enter into composition or arrangement with creditors or shall suffer the Tenant's goods to be levied on execution then and in any of the said cases it shall be lawful for the Landlord at any time thereafter to re-enter upon the said premises or any part thereof in the name of the whole and thereupon these presents shall absolutely determine and the said deposit paid as aforesaid shall be forfeited to the Landlord but without prejudice to any right of action of the Landlord in respect of any breach of the Tenant's terms and conditions herein contained and a written notice served by the Landlord on the Tenant in such manner as provided by Clause 4(i) hereof to the effect that the Landlord thereby exercises the power of re-entry hereinbefore contained shall be a full and sufficient exercise of such power notwithstanding any statutory or common law provisions to the contrary.

(b) Notwithstanding anything hereinbefore contained in the event of default in payment of rent and/or other moneys payable hereunder or any part thereof for a period of fourteen (14) days from the date on which the same falls due for payment, the Tenant shall further pay to the Landlord on demand interest on the amount in arrears at the rate of 2% per month calculated from the date on which the same becomes due for payment until the date of payment as liquidated damages and not as penalty provided that the demand and/or receipt by the Landlord of interest pursuant to this provision shall be without prejudice to and shall not affect the right of the Landlord to exercise any other right or remedy thereof (including the right of re-entry) exercisable under the terms of this Agreement.

(c) The acceptance of any rent by the Landlord payable by the Tenant shall not be deemed to operate as a waiver of any prior default or breach of any of the terms and conditions by the Tenant.

(d) In case the said premises or any part thereof shall at any time during the said term be destroyed or damaged by fire or any unforeseen calamity not attributable to the negligence of the Tenant so as to be unfit for use the rent hereby reserved or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended until the said premises shall be again rendered fit for use and occupation and the Landlord shall pay to the Tenant the amount of any such abatement in so far as the rent shall have been paid in advance provided the amount of such abatement shall be such sum as shall either be agreed between the parties in writing or in the event of the parties failing to reach agreement by a single arbitrator in accordance with the provisions of the Arbitration Ordinance Chapter 341 of the Laws of Hong Kong or any statutory modification or re-enactment thereof for the time being in force Provided Always that the Landlord shall not be required to reinstate the said premises if by reason of the conditions of the said premises or any local regulations or other circumstances beyond the control of the Landlord it is not practicable or reasonable so to do. In such event either the Landlord or the Tenant shall be entitled to forthwith terminate this Agreement by giving to the other notice of such intention in writing whereupon everything herein contained shall cease and be void as from the date of such occurrence but without prejudice to the rights and remedies of either party against

the other in respect of any antecedent claim or breach of the covenants herein contained.

(e) The Landlord shall not be in any way liable to the Tenant or to his agents employees servants or licensees or any person or persons claiming any right title or interest under the Tenant for any damage or injury which may be sustained by the Tenant or any such person or persons as aforesaid on account of the defective or damaged condition of the said premises or the Landlord's fixtures therein or any part thereof or on account of any cause whatsoever connected with the said premises and the Tenant hereby agrees to indemnify the Landlord against all claims demands actions costs expenses whatsoever made upon the Landlord by any person or persons in respect of the matters aforesaid.

(f) Should the said premises be resumed by the Government or any relevant authority for any purpose under the Town Planning Ordinance Cap.131 or the Lands Resumption Ordinance Cap.124 or the Mass Transit Railway (Land Resumption and Related Provisions) Ordinance Cap.276 during the continuance of the term hereby created the Tenant shall vacate the said premises on the date notified by the Government or the relevant authority Provided that the Tenant shall have no right of claim or demand for damages or compensation from the Landlord in whatsoever nature and the said term hereby created shall be terminated forthwith.

(g) If the said building should be declared dangerous by the Building Authority or any Government authority or subject to a closure order, this Agreement shall be terminated automatically and the Tenant shall vacate the said premises as required by the Building Authority or any other Government authority Provided that the Tenant shall have no right of claim or demand for any loss damage or compensation from the Landlord in whatsoever nature.

(h) For the purpose of these presents any act default or omission by the agents servants visitors licensees or customers of the Tenant shall be deemed to be the act default or omission of the Tenant.

(i) For the purpose of Part III of the Landlord and Tenant (Consolidation) Ordinance Cap.7 and for the purpose of these presents the rent in respect of the said premises shall be deemed to be in arrear if not paid in advance at the times stipulated by Clause 1 hereof.

(j) Any notice required to be served hereunder shall be sufficiently served on the Tenant if delivered to him by registered post at his last known address in Hong Kong or in the case of the Tenant being a limited company at its registered office or left at the said premises and shall be sufficiently served on the Landlord if delivered to him by registered post his last known residential address in Hong Kong or in the case of the Landlord being a limited company at its registered office. A notice sent by registered post shall be deemed to be given at the time when in due course of post it would be delivered at the address to which it is sent.

(k) During the two months immediately preceding the expiration or determination of

the said term of tenancy the Landlord shall be at liberty to affix and retain without interference upon any external part of the said premises a notice for reletting the same and the Tenant shall permit persons with written authority from the Landlord or his agents at reasonable times of the day upon three (3) working days' prior notice to view the said premises or any part thereof.

(l) The parties hereto hereby declare that no sub-tenants are prejudiced by this Agreement and that no premium construction fee key money or other money of a similar nature has ever been paid by the Tenant or any person or persons for and on behalf of the Tenant to the Landlord or other person or persons authorised by the Landlord for the possession of the said premises or for the granting of this Agreement except the rent and the deposit herein reserved.

(m) (1) All stamp duty payable on the preceding Offer Letter and this Agreement under the Stamp Duty Ordinance Cap.117 and other disbursements in relation thereto shall be paid by the parties hereto in equal shares.

(2) Each party shall bear its own legal costs and disbursements incidental to the preparation and completion of this Agreement.

(n) All legal costs and expenses incurred by the Landlord (on a solicitor and own client basis) in demanding payment of rent and/or any other legal proceedings taken by the Landlord against the Tenant as a result of default of payment of rent by the Tenant or the breach by the Tenant of any terms and conditions herein contained shall be recoverable from the Tenant as a debt or be deductible by the Landlord from the deposit held by the Landlord hereunder.

(o) If at any time during the continuance of this Agreement the government rent (if any) and/or rates imposed in respect of the said premises shall be increased, every such increase shall be borne by the Tenant who shall pay to the Landlord the amount of such increase whenever being notified by the Landlord that same is due and payable, Provided That the demand notes for government rent (if any) and/or rates shall be produced by the Landlord as evidence of such increase.

(p) In this Agreement unless otherwise inconsistent with the context words denoting persons shall include corporations and firms; words denoting the masculine gender shall include feminine and neuter genders and words denoting the singular number shall include the plural number and vice versa and where two or more persons are comprised in the expression "the Landlord" and "the Tenant" the covenants and agreements herein contained on the part of the Landlord and the Tenant shall be deemed to be made by such persons jointly and severally.

5. This Agreement sets out the full agreement reached between the parties and no other representations have been made or warranties given relating to the Landlord or the Tenant or the said premises and if any such representation or warranty has been made given or implied the same is hereby waived.

6. The Tenant declares that it has inspected the said premises prior to commencement of the Term of this Agreement and shall take the said premises and the existing layout therein in its "as is" condition. For the purpose of identification only, the layout plan of the said premises is annexed hereto at Appendix II.

7. According to the Fire Safety Improvement Direction from Buildings Department, the Tenant should comply with the improvement direction that the Tenant is required to install and maintain an emergency lighting system to comply with the requirements of Fire Safety (Commercial Premises) Ordinance. According to the Code of Practice for Minimum Fire Service Installations and Equipment, emergency lighting shall be installed within each separately occupied rooms located within the individual units so as to provide emergency illumination in the event of a power failure. Upon completion of installation works, the Tenant shall submit copy of the "Certificate of Fire Service Installations and Equipment" (Form FS 251) to the Landlord. Indeed, the Tenant shall arrange registered fire services installation contractor to inspect/repair the emergency lighting system and issue Form FS 251 every 12 months. All cost incurred shall be borne by the Tenant.

8. The Landlord and the Tenant hereby agree that the Tenant shall at the Tenant's own costs and expenses maintain and keep all the Landlord's fixtures and fittings, furniture and lightings in the said premises in tenantable repair and conditions (fair wear and tear and structural defects excepted) and shall be wholly responsible for any damage loss or injury which may be caused to or suffered by any person whomsoever directly or indirectly through the defective or damaged conditions of the same and shall indemnify the Landlord against all claims actions and demands whatsoever which may be made by any person in respect thereof upon the Landlord. Upon sooner determination or expiration of the term of this Agreement, the Tenant shall yield up all the Landlord's fixtures and fittings, furniture and lightings in the said premises to the Landlord in tenantable repair and condition to the satisfaction of the Landlord.

9. The parties hereto agree that in the event of the Landlord assigning or transferring the ownership of the said premises to any person (**"the said New Owner"**) prior to the termination of the term of this Agreement subject to and with the benefit of this Agreement and upon the Landlord procuring a covenant from the said New Owner undertaking to refund the said security deposit (less any deduction which the Landlord may make according to the terms of this Agreement) to the Tenant on the same conditions as applying in Clause 2(aa) herein as if the said New Owner were a party to this Agreement as landlord, the Landlord may transfer the said deposit paid by the Tenant hereunder (less any deduction which the Landlord may make according to the terms of this Agreement and the said deposit or the balance thereof after the said deduction shall hereinafter be referred to as "the Deposits") to the said New Owner and in that event the Tenant shall waive all claims against the Landlord for the refund of the Deposits provided that the Landlord shall procure an undertaking from the said New Owner to release the same to the Tenant in accordance with the terms of this Agreement but nothing herein provided shall prejudice or affect the right of the Tenant to claim against the said New Owner for refund of the same AND a written notice and receipt in relation thereto sent by the Landlord or the Landlord's Solicitors by ordinary post to the Tenant to the said premises shall be conclusive evidence that the Deposits has been transferred to the said New Owner unless the contrary intention is expressed in the said notice.

10. Notwithstanding any other provision of this Agreement or any other document which forms an integral part of this Agreement by reference or adoption or otherwise, any person

(whether a natural person of otherwise) or entity who or which is not a party to this Agreement shall not have any rights or interests under, in connection with, or otherwise arising from this Agreement whether as a result of the Contracts (Rights of Third Parties) Ordinance (Cap.623) or otherwise.

THE FIRST SCHEDULE ABOVE REFERRED TO

PART I

Landlord : **THE SHAW FOUNDATION HONG KONG LIMITED** whose registered office is situate at Lot No.220, Clear Water Bay Road, Kowloon, Hong Kong

Company Number: 034259

PART II

Tenant : **HONG KONG TAKUNG ART COMPANY LIMITED** (香港大公文化集團有限公司) whose registered office is situate at Unit 03, 04 & 18, 20/F, Hutchison House, 10 Harcourt Road, Central, Hong Kong

Company Number: 1801348

PART III

Term : **TWO (2) YEARS** commencing from **1st January 2019** and to be expired on the **31st day of December 2020** (both days inclusive).

PART IV

Rent : **HONG KONG DOLLARS EIGHTY NINE THOUSAND TWO HUNDRED AND TWENTY NINE ONLY (HK$89,229.00)** per calendar month.

All exclusive of Government rent (if any), Rates, Air-Conditioning and Management Charges, electricity charges and all other outgoings and should be payable in advance on or before the 1st day of each and every calendar month during the Term.

Rates: **HONG KONG DOLLARS TEN THOUSAND AND FIFTY ONLY (HK$10,050.00)** per quarter payable by the Tenant which is to be paid in advance quarterly without any deduction subject to adjustment from time to time as notified by the Government of the Hong Kong Special Administrative Region.

PART V

Air-conditioning and Management charges : **HONG KONG DOLLARS EIGHT THOUSAND FOUR HUNDRED AND SEVENTY ONLY (HK$8,470.00)** per month management charges which is to be paid in advance without any deduction whatsoever on the 1st day of each and every calendar month subject to adjustment from time to time as notified by the Manager of the Building.

PART VI

User : As an office premises for the Tenant's lawful business only.

PART VII

Signboard : HONG KONG TAKUNG ART COMPANY LIMITED (香港大公文化集團有限公司)

PART VIII

Deposit : **HONG KONG DOLLARS FOUR HUNDRED AND FOUR THOUSAND ONE HUNDRED AND NINETY SIX ONLY (HK$404,196.00)** which comprises the followings:

1. HK356,916.00 equivalent to four months' rental; and
2. HK$33,880.00 equivalent to four months' management fee.
3. HK$13,400.00 equivalent to four months' government rent (if any) and rates.

THE SECOND SCHEDULE ABOVE REFERRED TO

ALL THAT **OFFICE NO.5** on the **ELEVENTH FLOOR** of **WING ON PLAZA** of **NO. 62 MODY ROAD, KOWLOON, HONG KONG** erected on ALL THAT piece or parcel of ground registered in the Land Registry as **KOWLOON INLAND LOT NO. 10586** which said Office(s) is shown on the Floor Plan hereto attached and thereon coloured Pink for identification purposes only.

SPECIAL CONDITIONS

1. Notwithstanding anything herein contained, the Tenant shall be entitled from 10th December 2018 to 31st December 2018 (all days inclusive) (a total of 22 days) to occupy the Premises for purpose of internal decoration free of rent provided that during the said rent free period, all the government rent (if any), rates, the said air-conditioning and management charges, electricity, gas and water charges and all other outgoings payable by the Tenant hereunder shall be borne and paid by the Tenant absolutely, and provided further that the Tenant shall observe and perform all the terms and conditions of this Agreement of which the Tenant is obliged to observe and perform.

2. Upon and subject to the following conditions to be duly observed and performed by the Tenant, the Landlord will permit the Tenant to carry out non-structural fitting out decoration works (hereinafter called "**fitting out works**") to the said premises:-

   (i) Prior to the commencement of the fitting out works, the Tenant shall as its own costs prepare and submit to the Landlord for approval suitable drawings and specifications of the works to be carried out by the Tenant together with schematic sketches and coloured diagram for electrical wirings showing an impression as to the Tenant's design and layout proposal (hereinafter collectively called "**the Tenant's Plans**") to enable the Premises to be fitted out and completed for the purposes specified in this Agreement. The Tenant's Plans shall include such details as may be required by the Landlord.

   (ii) The Tenant shall not commence any fitting out works until the Tenant's Plans shall have been approved in writing by the Landlord and as soon as possible after such approval, the Tenant shall commence the fitting out works according to the approved Tenant's Plans and complete them expeditiously. The Landlord will consider the Tenant's Plans and may accept or reject any of them or require modifications thereof or any part of them as it may determine Provided That the approval of the Tenant's Plans by the Landlord shall not be construed as any warranty or representation that the Tenant's Plans comply with the requirements rules and regulations of any Government or other competent authority.

   (iii) In carrying out any approved fitting out works hereunder, the Tenant shall and shall cause his servants agents contractors and workmen to co-operate fully with the Landlord and all servants agents and workmen of the Landlord and with other tenants or contractors carrying out any work in the said building. The Tenant shall obey and cause his servants agents contractors and workmen to obey and comply with all instructions and directions which may be given by the Landlord and/or the Landlord's servants or agents or other authorized representatives in connection with the carrying out of such fitting out works.

   (iv) In carrying out any approved fitting out works hereunder, the Tenant shall and shall cause his servants agents contractors and workmen to obey and comply with and to

indemnify the Landlord against the breach of all ordinances, regulations, by-laws, rules and requirements of any Governmental or other competent authority.

3. The said premises will be handed over to the Tenant on 10th December 2018 on an ["as is"] basis and condition, and the Tenant shall accept the same without making any objection.

AS WITNESS the hands of the parties hereto the day and year first above written.

SIGNED by Raymond Chan Wai Man for and on behalf of the Landlord whose signature is verified by :-	)))	For and on behalf of THE SHAW FOUNDATION HONG KONG LIMITED .... Authorized Signature(s)

To Wing Yee Janice
Solicitor, Messrs. S.H. Chan & Co.
Solicitors, Hong Kong SAR

SIGNED by for and on behalf of the Tenant in the presence of :-	)))	Hong Kong Takung Art Company Limited 香港大公文化集團有限公司

S-259824

RECEIVED on the day and year first above written of and from the Tenant the sum of **HONG KONG DOLLARS FOUR HUNDRED AND FOUR THOUSAND ONE HUNDRED AND NINETY SIX ONLY** being the said deposit above mentioned to be paid by the Tenant to the Landlord.	)))))))	**HK$404,196.00**

For and on behalf of
THE SHAW FOUNDATION HONG KONG LIMITED
....
Authorized Signature(s)

Wing On Plaza


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GARDEN VIEW 園景
PARTIAL SAEVIEW 部份海景
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CITY VIEW 市景
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1,821'
FULL SEAVIEW 全海景